                                 Exhibit 99.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------


                                   FORM 11-K


                                 ANNUAL REPORT
                       PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the fiscal year ended: December 31, 1998


[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from __________ to __________


Commission file number: 1-4850


  A. Full title of plan and the address of the plan, if different from that of the issuer named below: Computer Sciences Corporation Matched Asset Plan

  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                         2100 East Grand Avenue
                         El Segundo, California 90245

                               TABLE OF CONTENTS
                               -----------------

Description                                                              Page
-----------                                                              ----

(a) Financial Statements:

    Independent Auditors' Report ........................................  3

    Statements of Net Assets Available for Benefits
    As of December 31, 1998 and 1997 ....................................  4

    Statements of Changes in Net Assets Available for Benefits
    For the Years Ended December 31, 1998 and 1997 ......................  5

    Notes to Financial Statements .......................................  6

(b) Exhibit:

    Independent Auditors' Consent ....................................... E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes ..................... S-1

    Schedule of Reportable Transactions ................................. S-2

INDEPENDENT AUDITORS' REPORT

Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Deloitte & Touche LLP

June 11, 1999

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                           STATEMENTS OF NET ASSETS
                            AVAILABLE  FOR BENEFITS


                                                                           December 31
                                                                 -----------------------------
                                                                      1998              1997
                                                                 --------------    ------------
ASSETS
Investments (Notes 2, 5, 9 and 10):
 Short-term investments                                          $   10,297,485    $ 14,812,841
 Long-term investments--at fair value:
  Interest in registered investment companies
   Brinson U.S. Balanced Fund                                        71,679,904      84,332,245
   Mellon Enhanced Asset Fund                                        77,207,126      40,159,408
   Brinson U.S. Equity Fund                                         263,161,997     249,786,910
   Mellon Stock Index Funds                                         179,469,818     110,042,765
  CSC Company stock                                                 380,378,825     238,770,004
  Employee loans (Note 6)                                            21,042,106      20,422,664
 Plan interest in Master Trust                                      174,961,001     142,956,868
 Guaranteed investment contracts
    -at contract value                                                               15,231,349
 Cash                                                                   508,529
                                                                 --------------    ------------
 Total investments                                                1,178,706,791     916,515,054

Receivables:
  Employer contribution                                                 293,000         452,287
  Participants' contribution                                          1,565,285       3,900,688
  Accrued income                                                         16,760          15,259
  Unsettled Trades                                                      864,521
                                                                 --------------    ------------
 Total Receivables                                                    2,739,566       4,368,234
                                                                 --------------    ------------
 Total Assets                                                     1,181,446,357     920,883,288
                                                                 --------------    ------------

LIABILITIES
 Accounts Payable                                                     1,914,407       1,482,254
 Accrued Expenses                                                       693,068         325,925
 Unsettled Trade Payables                                             2,791,900
                                                                 --------------
  Total Liabilities                                                   5,399,375       1,808,179
                                                                 --------------    ------------
NET ASSETS AVAILABLE FOR BENEFITS                                $1,176,046,982    $919,075,109
                                                                 ==============    ============

                       See Notes to Financial Statements

                        COMPUTECR SCIENCES CORPORATION
                              MATCHED ASSET PLAN

          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                          Years Ended December 31
                                                      -------------------------------
                                                            1998             1997
                                                      --------------     ------------
ADDITIONS
 Investment Income:
  Net appreciation in fair value of
    investments (Note 9)                              $  190,408,299     $ 65,905,291
  Interest                                                   927,110        3,031,996
  Dividends                                               19,529,963       15,217,887
  Plan interest in Master Trust investment
    income                                                11,827,691        7,283,958
                                                      --------------     ------------
                                                         222,693,063       91,439,132
  Less Investment Management Fees                         (1,454,871)        (972,982)
                                                      --------------     ------------
                                                         221,238,192       90,466,150

 Contributions:
  Employee                                                98,450,484       88,006,055
  Employer                                                16,139,568       14,800,519
  Employee Rollovers                                       9,782,838       18,922,266
  Transfers From Other Plans (Note 8)                     13,861,524       23,324,149
                                                      --------------     ------------
                                                         138,234,414      145,052,989
                                                      --------------     ------------
   Total Additions                                       359,472,606      235,519,139
                                                      --------------     ------------

DEDUCTIONS
 Distributions to Participants
    (Notes 1 and 7)                                      102,500,733       70,914,853
                                                      --------------     ------------
   Total Deductions                                      102,500,733       70,914,853
                                                      --------------     ------------
    Net Increase                                         256,971,873      164,604,286

Net Assets Available for Benefits at
    Beginning of Year                                    919,075,109      754,470,823
                                                      --------------     ------------
NET ASSETS AVAILABLE FOR BENEFITS AT
    END OF YEAR                                       $1,176,046,982     $919,075,109
                                                      ==============     ============

                       See Notes to Financial Statements

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 1     Description of the Plan
           -----------------------

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan ("the Prior Plan").

The Plan is a continuation of the Prior Plan and is qualified under the Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue its contributions and terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 25,005 and 18,755 participating employees at December 31, 1998 and 1997, respectively.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Employee and Company Contributions
----------------------------------

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the trust fund on his or her behalf, up to a maximum amount of $10,000 and $9,500 for 1998 and 1997, respectively. Any compensation deferral in excess of $10,000 and $9,500 in 1998 and 1997, respectively, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the trust fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral (except for three groups of employees: the first group is a small number of employees to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral; the second group to whom under the terms of their contract agreement the Company will contribute an amount equal to 100% of the first 7% of the participant's compensation deferral; and the third group to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 6% of the participant's compensation deferral). Matching contributions will be invested in the Company Stock Fund, which invests in the common stock of Computer Sciences Corporation.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

Each participant has a vested interest in the value of his or her Matching Contribution Account equal to twenty-five percent (25%) after completing two full years of service and increasing by twenty-five percent (25%) for each additional full year of service (except for a small number of participants who, under the terms of their contract agreement, will vest 100% after 2 years). Vesting accelerates to 100% in the event of reaching age 65 while employed by the Company or upon severance by reason of death or total and permanent disability.

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1998 and 1997 amounted to $2,186,594 and $1,410,024, respectively.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1998 and 1997 were $101,578,143 and $70,097,198, respectively.

While still an employee, a participant may, upon at least a 30 day written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1998 and 1997 totaled $922,590 and $817,655, respectively.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with five sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Company Stock Fund receive distributions in certificates for shares of the common stock of the Company.

Valuation of Investment Securities
----------------------------------

Investments in common stocks and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


last reported bid prices on that date. Investments in short-term investments are stated at cost which approximates fair value.

Valuation of Guaranteed Investment Contracts
--------------------------------------------

At December 31, 1997, the Plan held guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants. No guaranteed investment contracts were held by the plan at December 31, 1998.

Based on the treasury yield curve for similar types of investments, the fair value of the guaranteed investment contracts at December 31, 1997 was approximately $15,294,818. The average yield and average crediting interest rate was approximately 6.79% for 1997. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated July 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. When the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $10,000 and $9,500 for the 1998 and 1997 taxable years of the participant, respectively.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any Company stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4    Reconciliation of Financial Statements to Form 5500
          -----------------------------------------------------

                                                                  December 31,
                                                  -----------------------------------------
                                                       1998                        1997
                                                  --------------             --------------
Net assets available for benefits
  per the financial statements                    $1,176,046,982               $919,075,109
Amounts allocated to withdrawing
  participants                                        (8,055,721)               (11,552,858)
                                                  --------------             --------------
Net assets available for benefits
  per Form 5500                                   $1,167,991,261               $907,522,251
                                                  ==============              =============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                      Year ended
                                                   December 31, 1998
                                                   -----------------
Benefits paid to participants per the
 financial statements                               $102,500,733
Add:  Amounts allocated to withdrawing
 participants at December 31, 1998                     8,055,721
Less: Amounts allocated to withdrawing
 participants at December 31, 1997                   (11,552,858)
                                                    --------------
Benefits paid to participants per the Form 5500     $ 99,003,596
                                                    ==============

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1998 but not paid as of that date.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 10%. After an initial election has been made, a participant may designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of any month once within a calendar quarter. In addition, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any month once within a calendar quarter to be invested in a different Fund. These elections may be made by giving such advance notice as may be required by the Plan administrator.

Following are the investment funds available for participant contributions:

The Fixed Income Fund
---------------------

The Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S. dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1998 and 1997, the Plan's interest in the net assets of the Master Trust was approximately 89% for both years. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


The following table represents the fair value of investments for the Master
Trust.

                                                                   December 31,
                                                           ----------------------------
                                                               1998            1997
                                                           ------------    ------------
Investments at fair value:
 Corporate bonds                                           $118,380,288    $105,242,979
 U.S. government securities                                  57,684,732      46,459,080
 Other bonds                                                 16,164,613       6,446,213
 Short-term investments                                       3,777,721       1,371,261
 Accrued income                                                 966,721       1,198,486
                                                           ------------    ------------
                                                           $196,974,075    $160,718,019
                                                           ============    ============

Investment income for the Master Trust is as follows:

                                                                    December 31,
                                                           ----------------------------
                                                               1998             1997
                                                           ------------    ------------
Investment income:
 Net appreciation (depreciation) in
  fair value of investments                                $  1,731,522    $    450,257
 Interest:
  Corporate bonds                                             6,710,396       4,037,722
  U.S. government securities                                  3,786,462       3,243,205
  Other bonds                                                   691,664         366,303
  Short-term investments                                        365,214         485,226
                                                           ------------    ------------
                                                             13,285,258       8,582,713
 Less investment management fees                               (227,349)       (208,306)
                                                           ------------    ------------
                                                           $ 13,057,909    $  8,374,407
                                                           ============    ============

The Balanced Fund
-----------------

The Balanced Fund is co-managed by Mellon Capital Management (51% as of December 31, 1998) and Brinson Partners, Inc. (49% as of December 31, 1998). The Balanced Fund is invested in an actively managed combination of U.S. equity securities, U.S. fixed income securities and cash equivalents. The U.S. equity portfolio consists of large, intermediate and small company stocks. The bond portfolio consists primarily of U.S. Treasury, government agency and corporate issues. This Fund's objective is to maximize risk-adjusted total returns relative to the U.S. Balanced Index over a full economic cycle.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Stock Index Fund
--------------------

The fund is managed by Mellon Capital Management. The objective of the fund is to modestly exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unleveraged) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock which will be held for the benefit of the participant. The performance of this fund will depend upon the performance of Computer Sciences Corporation stock. The Bank of New York (the "Trustee") may purchase Company stock on national securities exchanges or elsewhere.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59 1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 6     Participant Loans
           -----------------

The Plan allows participants to borrow from their vested account balances from a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balances, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis. Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

Note 7     Benefits Payable
           ----------------

As of December 31, 1998 and 1997, net assets available for benefits included benefits of $8,055,721 and $11,552,858 respectively, due to participants who have withdrawn from participation in the Plan.

Note 8     Transfers from Other Plans
           --------------------------

During the two years ended December 31, 1998, the Plan had several transfers from other plans. The asset values of these transfers were as follows:
$7,380,010 in 1998 from APM; $2,816,617 in 1998 from BDM; $1,736,677 in 1998 from Security Life; $776,503 in 1998 from Heller; $637,478 and $15,612,395 in 1998 and 1997, respectively from Dupont Conoco; $224,931 in 1998 from Liberty; $206,213 in 1998 from Statistica; $75,615 and $8,168,573 in 1998 and 1997, respectively from CNA Employees' Saving Plan; $66,426 in 1998 from Electronic Data Systems; $53,500 in 1998 from Volpe; $5,079 and $128,350 in 1998 and 1997, respectively from Credit Services; $2,394,153 in 1997 from Bath Iron Works Corporation Tax Deferred Savings Plan; $1,371,171 in 1997 from Planmetrics, Inc. Savings and Profit Sharing Plan; and $355,773 in 1997 from SunBeam-Oster Company, Inc. 401(K) Savings and Profit Sharing Plan.

The Plan also had several transfers to other plans in 1998 and 1997 as a result of spin-offs. The asset values of these transfers were as follows: $80,399 in 1998 to Faxnet; $33,046 in 1998 to ITDS; $3,343 and $740,644 in 1998 and 1997,
respectively to Artemis Holding; $737 in 1998 to

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Planmetrics, Inc. Savings and Profit Sharing Plan; $3,270,348 in 1997 to Mutual of New York; $609,053 in 1997 to ST Research; and $86,221 in 1997 to CTI.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998

Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                          December 31, 1998
                               ----------------------------------------------------------------------------------------------------

                                   Fixed                        Active         Stock         Company        Employee
                                   Income       Balanced        Equity         Index          Stock          Loans           Total
                               ------------   ------------   ------------   ------------  -------------  ----------- --------------
Assets
 Investments
  Short-term investments       $    419,934   $  1,305,353   $  3,204,113   $  1,921,866  $   3,446,219              $   10,297,485
  Long-term investments
   At fair value
    Interest in registered
     investment companies:                     148,887,030    263,161,997    179,469,818                                591,518,845
    CSC Company stock                                                                       380,378,825                 380,378,825
    Employee loans                                                                                       $21,042,106     21,042,106
    Plan interest in
     Master Trust               174,961,001                                                                             174,961,001

   Guaranteed investment
    contracts--at
    contract value                      -

 Receivables
  Employer contribution               1,000                         1,000          1,000        290,000                     293,000
  Participants' contribution        163,697        232,000        482,000        424,000        263,045          543      1,565,285
  Accrued Income                      2,540          1,222          5,074          2,843          5,081                      16,760
  Plan to plan transfers                                                                                                          -
  Interfund Transfers               621,209        (82,682)    (1,048,277)      (420,511)       930,261                           -
  Unsettled Trades                                 322,520        542,001                                                   864,521
  Cash                                             508,529                                                                  508,529
                               ------------   ------------   ------------   ------------  -------------  ----------- --------------
  Total Assets                  176,169,381    151,173,972    266,347,908    181,399,016    385,313,431   21,042,649  1,181,446,357

Liabilities
 Accounts Payable                    68,028         82,191        104,103        104,440        762,078      793,567      1,914,407
 Accrued Expenses                   156,741        177,790        315,243         42,800            494                     693,068
 Unsettled Trades                                  829,539        542,001                     1,420,360                   2,791,900
                               ------------   ------------   ------------   ------------  -------------  ----------- --------------
  Total Liabilities                 224,769      1,089,520        961,347        147,240      2,182,932      793,567      5,399,375
                               ------------   ------------   ------------   ------------  -------------  ----------- --------------
Net Assets Available
for Benefits                   $175,944,612   $150,084,452   $265,386,561   $181,251,776   $383,130,499  $20,249,082 $1,176,046,982
                               ============   ============   ============   ============  =============  =========== ==============

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 9     Statements of Net Assets Available for Benefits by Fund
           -------------------------------------------------------

                                                                        December 31, 1997
                              ------------------------------------------------------------------------------------------------------

                                   Fixed                       Active         Stock         Company        Employee
                                  Income        Balanced       Equity         Index          Stock          Loans         Total
                              ------------   ------------   ------------   ------------   ------------   -----------   -------------
Assets
 Investments
  Short-term investments      $  6,176,886   $  7,192,178   $    885,362   $    460,515   $     97,900                 $  14,812,841
  Long-term investments
   At fair value
    Interest in registered
     investment companies:                    124,491,653    249,786,910    110,042,765                                  484,321,328
    CSC Company stock                                                                      238,770,004                   238,770,004
    Employee loans                                                                                       $ 20,422,664     20,422,664
    Plan interest in
     Master Trust              142,956,868                                                                               142,956,868
   Guaranteed investment
    contracts--at
    contract value              15,231,349                                                                                15,231,349

Receivables                                                                                                                       -
  Employer contribution              3,649          2,568          6,006          3,887        436,177                       452,287
  Participants' contribution       619,957        500,627      1,155,151        779,456        845,624           (127)     3,900,688
  Accrued Income                     3,207          2,140          5,575          2,125          2,212                        15,259
  Plan to plan transfers                                                                                                           -
  Interfund Transfers              480,752        (43,101)      (240,573)     2,237,379     (2,434,457)                            -
                              ------------   ------------   ------------   ------------   ------------   ------------   ------------
  Total Assets                 165,472,668    132,146,065    251,598,431    113,526,127    237,717,460     20,422,537    920,883,288

Liabilities
 Accounts Payable                  324,067         74,935        155,307        136,793       809,105         (17,953)     1,482,254
 Accrued Expenses                   70,786         80,935        154,190         19,265           749                        325,925
                              ------------   ------------   ------------   ------------   ------------   ------------   ------------
  Total Liabilities                394,853        155,870        309,497        156,058        809,854        (17,953)     1,808,179
                              ------------   ------------   ------------   ------------   ------------   ------------   ------------
Net Assets Available
  for Benefits                $165,077,815   $131,990,195   $251,288,934   $113,370,069   $236,907,606   $ 20,440,490   $919,075,109
                              ============   ============   ============   ============   ============   ============   ============

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                                      Year Ended December 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------

                                Fixed                         Active          Stock        Company       Employee
                                Income        Balanced        Equity          Index         Stock         Loans          Total
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------

Additions to Net Assets
  Attributable to:
 Investment Income
  Net Appreciation in
   Fair Value of
   Investments                              $ 11,917,119   $ 20,288,161   $ 28,706,995  $129,496,024                  $ 190,408,299
  Interest                    $   418,548        300,456         82,123         62,848        63,135                        927,110
  Dividend                      6,675,426      4,715,321      8,139,216                                                  19,529,963
  Plan interest in Master
   Trust Investment
    Income                     11,827,691                                                                                11,827,691
  Investment Mgmt/Admin.
   Fees                          (330,895)      (357,012)      (644,731)      (116,952)       (5,281)                    (1,454,871)
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
                               11,915,344     18,535,989     24,440,874     36,792,107   129,553,878                    221,238,192
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
 Contributions:
  Employee                     14,938,449     14,327,240     31,052,917     25,066,123    21,319,413  $ (8,253,658)      98,450,484
  Employer                         81,177         56,332        135,876         90,174    15,776,009                     16,139,568
  Employee Rollovers            1,139,099      1,339,920      2,497,846      3,242,117     1,563,856                      9,782,838
  Transfers From
   Other Plans                  5,624,438        948,568      2,467,909      3,691,630       846,182       282,797       13,861,524
  Interfund Transfers             317,725     (2,267,708)   (18,821,620)    12,699,474     8,072,129                              -
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
                               22,100,888     14,404,352     17,332,928     44,789,518    47,577,589    (7,970,861)     138,234,414
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
   TOTAL ADDITIONS             34,016,232     32,940,341     41,773,802     81,581,625   177,131,467    (7,970,861)     359,472,606
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
Deductions to Net Assets
   Attributable to:
 Distributions to
   Participants                23,149,435     14,846,084     27,676,175     13,699,918    30,908,574    (7,779,453)     102,500,733
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
   TOTAL DEDUCTIONS            23,149,435     14,846,084     27,676,175     13,699,918    30,908,574    (7,779,453)     102,500,733
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
    NET INCREASE               10,866,797     18,094,257     14,097,627     67,881,707   146,222,893      (191,408)     256,971,873
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
Net Assets Available
  for Benefits:
 Beginning of Year            165,077,815    131,990,195    251,288,934    113,370,069   236,907,606    20,440,490      919,075,109
                             ------------   ------------   ------------   ------------  ------------   -----------   --------------
 End of Year                 $175,944,612   $150,084,452   $265,386,561   $181,251,776  $383,130,499   $20,249,082   $1,176,046,982
                             ============   ============   ============   ============  ============   ===========   ==============

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 9     Statements of Changes in Net Assets Available for Benefits by Fund
           ------------------------------------------------------------------

                                                              Year Ended December 31, 1997
------------------------------------------------------------------------------------------------------------------------------------

                                   Fixed                            Active           Stock        Company    Employee
                                   Income         Balanced          Equity           Index         Stock      Loans        Total
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------
Additions to Net Assets
  Attributable to:
 Investment Income:
  Net Appreciation in
   Fair Value of
   Investments                $      206,077     $ 10,812,740     $ 31,087,793    $ 18,326,612 $ 5,472,069             $ 65,905,291

  Interest                         2,838,297           34,120           75,383          41,929      42,267                3,031,996
  Dividend                                          6,101,150        4,585,948       4,530,789                           15,217,887
  Plan interest in Master
   Trust investment income         7,283,958                                                                              7,283,958
  Investment Management Fees        (70,280)        (303,570)        (551,674)        (43,349)      (4,109)                (972,982)
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------
                                  10,258,052       16,644,440       35,197,450      22,855,981   5,510,227               90,466,150
                                ------------     -----------      -----------      -----------  ----------- ----------  ------------
 Contributions
  Employee                        15,787,189       13,765,687       29,150,336      15,921,012  20,266,502  (6,884,671)  88,006,055
  Employer                           104,254           72,544          183,292          96,929  14,343,500               14,800,519
  Employee Rollovers               3,337,470        2,596,418        6,213,624       3,969,856   2,804,898               18,922,266
  Transfers From Other Plans      13,215,479        1,247,156        3,005,062       3,283,548    (165,934)               2,738,838
  Interfund Transfers            (11,683,241)      (1,195,825)       3,818,292      15,708,532  (6,647,758)
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------
                                  20,761,151       16,485,980       42,370,606      38,979,877  30,601,208               (4,145,833)
                                                                                                                        145,052,989
   TOTAL ADDITIONS                31,019,203       33,130,420       77,568,056      61,835,858  36,111,435 (4,145,833)  235,519,139
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------

Deductions to Net Assets
  Attributable to:
 Distributions to
   Participants                   19,506,618      10,772,788       20,503,101        8,132,543  20,265,818  (8,266,015)  70,914,853
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------
   TOTAL DEDUCTIONS               19,506,618      10,772,788       20,503,101        8,132,543   20,265,818 (8,266,015)  70,914,853
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------

    NET INCREASE                  11,512,585      22,357,632       57,064,955       53,703,315   15,845,617  4,120,182  164,604,286
                                ------------     -----------      -----------      -----------  ----------- ----------  -----------
Net Assets Available for
  Benefits:
 Beginning of Year               153,565,230        109,632,563   194,223,979    59,666,754   221,061,989  16,320,308   754,470,823
                                ------------       ------------  ------------  ------------  ------------  ----------  ------------
End of Year                     $165,077,815       $131,990,195  $251,288,934  $113,370,069  $236,907,606 $20,440,490  $919,075,109


                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 10     Investments 1998
            ----------------

                                 Principal
                                 Amount or                       Fair Value or
                                 Shares                          Cost           Contract Value
                                 ----------------                ------------   --------------
Fixed Income Fund
 Interest in Master Trust*       sh. 282,086,762                  $174,339,624  $  174,961,001
 BNY Collective Short-Term
  Invst. Fund                    sh.     419,934                       419,934         419,934

Balanced Fund
 Brinson Partners Inc.:
  U.S. Bond Fund*                sh.     377,098                    47,231,044      49,321,216
  U.S. Stock Equity Fund         sh.      54,362                    13,335,155      22,358,688
  Mellon Bank Enhanced
   Asset Fund*                   sh.     718,239                    72,377,700      77,207,126
  BNY Collective Short-Term
   Invst. Fund                   sh.   1,305,353                     1,305,353       1,305,353
 Cash                          $         508,529                       508,529         508,529

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*         sh.      686,993                  156,058,114     263,161,997
  U.S. Cash Management Fund      sh.            2                            2               2
 BNY Collective Short-Term
   Invst. Fund                   sh.    3,204,111                    3,204,111       3,204,111

Stock Index Fund
 Mellon Capital:
  Mellon Capital Mgmt.
   Stock Index Fund*             sh.      451,193                  118,174,427     178,136,929
  Mellon EB Daily Opening
   Stock Index Fund              sh.        4,429                    1,260,964       1,332,889
  Mellon Temporary
   Investment Fund               sh.       71,688                       71,688          71,688
 BNY Collective Short-Term
  Invst. Fund                    sh.     1,850,178                   1,850,178       1,850,178

Company Stock Fund
 Computer Sciences
  Common Stock*                  sh.     5,920,293                 119,007,404     380,378,825
 BNY Collective Short-Term
  Invst. Fund                    sh.     3,446,219                   3,446,219       3,446,219

Employee Loan Fund
 Participant Loans                   $  21,042,106                $ 21,042,106      21,042,106
                                                                  ------------   -------------
                                                                  $733,632,552  $1,178,706,791
                                                                 =============  ==============

Total Long-Term Investments                                       $722,826,538  $1,167,900,777
Total Short-Term Investments                                        10,806,014      10,806,014
                                                                  ------------  --------------
                                                                  $733,632,552  $1,178,706,791
                                                                 =============  ==============

*represents investments greater than 5% of net assets

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1998


Note 10      Investments 1997
             ----------------

                                 Principal
                                 Amount or                                        Fair Value or
                                 Shares                            Cost           Contract Value
                                 ----------------                  ------------   --------------
Fixed Income Fund
 Guaranteed Investment
  Contracts                      $    15,231,349                   $ 15,231,349     $ 15,231,349
 Interest in Master Trust*       sh. 234,665,405                    142,864,685      142,956,868
 BNY Collective Short-Term
  Invst. Fund                    sh.   6,176,886                      6,176,886        6,176,886

Balanced Fund
 Brinson Partners Inc.:
  U.S. Bond Fund*                sh.     698,494                     81,072,821       84,332,245
  U.S. Stock Only Fund*          sh.     113,806                     25,472,338       40,159,408
  U.S. Cash Management Fund      sh.   6,569,237                      6,569,237        6,569,237
 BNY Collective Short-Term
  Invst. Fund                    sh.     622,941                        622,941          622,941

Active Equity Fund
 Brinson Partners Inc.:
  U.S. Equity Portfolio*         sh.     719,179                    152,634,615      249,786,910
  U.S. Cash Management Fund      sh.           2                              2                2
 BNY Collective Short-Term
  Invst. Fund                    sh.     885,360                        885,360          885,360

Stock Index Fund
 Mellon Capital:
  Mellon Capital Mgmt.
   Stock Index Fund*             sh.     350,600                      76,226,631     107,371,946
  Mellon EB Daily Opening
   Stock Index Fund              sh.      11,230                       2,628,795       2,670,819
  Mellon Temporary
   Investment Fund               sh.         465                             465             465
 BNY Collective Short-Term
  Invst. Fund                    sh.     460,050                         460,050         460,050

Company Stock Fund
 Computer Sciences
  Common Stock*                  sh.    2,859,521                      96,856,806     238,770,004
 BNY Collective Short-Term
  Invst. Fund                    sh.       97,900                          97,900          97,900

Employee Loan Fund
 Participant Loans               $     20,422,664                       20,422,664     20,422,664
                                                                      ------------   ------------
                                                                  $    628,223,545   $916,515,054
                                                                      ============   ============

Total Long-Term Investments                                           $613,410,704   $901,702,213
Total Short-Term Investments                                            14,812,841     14,812,841
                                                                      ------------   ------------
                                                                      $628,223,545   $916,515,054
                                                                      ============   ============

*represents investments greater than 5% of net assets

                                  SIGNATURES


The Plan. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Computer Sciences Corporation
                                    MATCHED ASSET PLAN



Date: June 25, 1999                 By: /s/ LEON J. LEVEL
                                        ----------------------------------
                                        Leon J. Level
                                        Chairman,
                                        Computer Sciences Corporation
                                        Retirement Plans Committee

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00755 on Form S-8 of our report dated June 11, 1999, appearing in this Annual Report on Form 11-K of the Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 25, 1999

1998
Form 5500 Item 27(a)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
----------------------------------------------

(a)  (b) Identity of issue,                             (c) Description of investment including    (d) Cost        (e) Current Value
           borrower, lessor                             maturity date, rate of interest,
           or similar party                             collateral, par or maturity value
------------------------------------------------------------------------------------------------------------------------------------

     Mellon Capital Management Corp.                    Mutual Fund - EB Daily Liquidity Enhanced     $ 72,377,700   $   77,207,126
     Brinson Trust Company, Inc.                        Mutual Fund - U.S. Bond Fund                    47,231,044       49,321,216
     Brinson Trust Company, Inc.                        Mutual Fund - U.S. Stock Fund                   13,335,155       22,358,688
     Brinson Trust Company, Inc.                        Mutual Fund - U.S. Equity Portfolio            156,058,114       263,161,997

     Mellon Capital Management Corp.                    Mutual Fund - Stock Index Fund                 118,174,427       178,136,929

     Mellon Capital Management Corp.                    Mutual Fund - EB Daily Opening Stock Index Fund  1,260,964         1,332,889

 *   Computer Sciences Corporation                      Common Stock                                  119,007,404        380,378,825

 *   Computer Sciences Corporation                      Employee Loan Fund (8.75%-10%) (1/25/13)       21,042,106         21,042,106

     Brinson Trust Company, Inc.                        U.S. Cash Management Fund                               2                  2

     Mellon Capital Management Corp.                    Mellon Temporary Investment Fund                   71,688             71,688

 *   Bank of New York                                   BNY Collective Short-Term Invst. Fund          10,225,795         10,225,795

     Cash                                               Cash                                              508,529            508,520
                                                                                                     ------------     --------------
Total Assets Held for Investment Purposes                                                            $559,292,928     $1,003,745,790
                                                                                                     ============     ==============


*represents party in interest

1998
Form 5500 Item 27(d)
Computer Sciences Corporation
EIN 95-2043126
Matched Asset Plan 001

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------

Series Transactions in the Aggregate in Excess of 5%
----------------------------------------------------

                                                                                               (h) Current Value
(a) Identity of               (b) Description   (c) Purchase      (d) Selling    (g) Cost of   of Asset on        (i) Net Gain
    Party Involved            of Asset          Price             Price          Asset         Transaction Date   or (Loss)
-------------------------------------------------------------------------------------------------------------------------------
Brinson Trust                 Mutual Fund -
 Company                      U.S. Bond Fund

  - Sales                                                         $49,094,329     $46,959,112    $49,094,329      $2,135,217

Mellon Capital                Mutual Fund -
 Management                   EB Liquidity
                              Enhanced

  - Purchases                                       $ 72,377,700                   72,377,700      72,377,700

Mellon Capital                Mutual Fund -
 Management                   EB Enhanced Asset
                              Allocation Fund

  - Purchases                                          55,431,826                  55,431,826       55,431,826

  - Sales                                                             55,987,747   55,431,826       55,987,747       555,921

Bank of New York              BNY Short - Term
                              Money Market Fund

  - Purchases                                          296,193,238                 296,193,238      296,193,238

  - Sales                                                            294,210,580   294,210,580      294,210,580